Exhibit 10.14

Sublease Agreement dated March 25, 1999 between Computer Associates International and CyberCash, Inc.

                                                                   Exhibit 10.14


         THIS SUBLEASE (the "Sublease") is entered into as of the date set forth in SECTION 1.1(e) below, by and between the Sublandlord and the Subtenant set forth below.


                              W I T N E S S E T H


         1.1 SUBLEASE SUMMARY AND DEFINITIONS

                  The Sublease provisions and definitions set forth in this
SECTION 1.1 in summary form are solely to facilitate convenient reference by the parties. If there is any conflict between this Section and any other provisions of this Sublease, the latter shall control.

(a)  Sublandlord's Name             COMPUTER ASSOCIATES
     and address:                       INTERNATIONAL, INC.
                                    1 Computer Associates Plaza
                                    Islandia, N.Y. 11788-7000
                                    Attn: Senior Vice President - Facilities

                                    Rent payments to above address,
                                    Attention: Treasurer - Rent Collection

(b)  Sublandlord's State of
     Incorporation:                 Delaware

(c)  Subtenant's Name and           CYBERCASH, INC.
     address:                       2100 Reston Parkway
                                    Reston, Virginia 20191
                                    Attn: Facilities Manager

(d)  Subtenant's State of
     Incorporation:                 Delaware

(e)  Sublease Date:                 March 22, 1999

(f)  Overlandlord's Name and
     Address:                       Alameda Real Estate Investments
                                    Vintage Properties
                                    393 Vintage Park Drive
                                    Suite 210
                                    Foster City, CA 94404

(g) Overlease:                      Lease dated June 25, 1992
                                    between Overlandlord and
                                    Sublandlord, as amended by Amendment
                                    No. 1 dated December 1, 1994.

(h)  Unincorporated provisions
     of the Overlease:              Paragraphs: 4.A, 4.B, 4.C, 4.G, 5, 9 (except that
                                    Subtenant shall be responsible for payment of applicable
                                    telephone charges), 32, 36, and 45

(i)  Building:                      1201 Marina Village Parkway
                                    Alameda, CA 94501

(j)  Premises:                      26,066 Rentable Square Feet on the 3rd floor.

(k)  Sublease Commencement Date:    The  earlier  of (i) the date upon which Subtenant commences operation of its business in the Premises, or (ii) eight (8)
                                    weeks after delivery of Overlandlord's consen in
                                    substantially the form of Overlandlord's Consent attached
                                    hereto as Exhibit B except to the extent such consent is
                                    delayed due to Subtenant's acts.

(l)  Sublease Expiration Date:      September 29, 2004


(m)  Base Rent:

-------------------------------    ------------------------     -----------------    ----------------
                                   Annual Rent per rentable
Yearly Periods                     square foot                  Monthly Base Rent    Annual Base Rent
-------------------------------    ------------------------     -----------------    ----------------
5 months after the Sublease                          $21.00            $45,615.50            $547,386
Commencement Date through
month 12
-------------------------------    ------------------------     -----------------    ----------------
Month 13-24                                          $21.60            $46,918.80         $563,025.60
-------------------------------    ------------------------     -----------------    ----------------
Month 25-36                                          $22.20            $48,222.10         $578,665.20
-------------------------------    ------------------------     -----------------    ----------------
Month 37-Sublease Expiration                         $23.40            $50,828.70         $609,994.40
Date
-------------------------------    ------------------------     -----------------    ----------------


(n)  Prepaid Base Rent:             $45,615.50

(o)  Sublease Operating Expenses
     (including Real Estate Taxes)
     Increases over Base Year:      1999

                                    Building Hours of Operation: 8:00 a.m. - 6:00 p.m.
                                    Monday- Friday (excluding holidays).

                                    Overtime HVAC charge is $20.00/hour


(p)  Subtenant's Proportionate
       Share: 31.41% (determined by dividing the rentable square footage of the Premises by the rentable square footage of the Building)

(q)  Intentionally deleted

(r)  Security Deposit:              $45,615.50

(s)  Alterations:                   The Premises shall be provided to Subtenant
                                    in its "As Is" condition, provided however,
                                    Subtenant shall have the right, in accordance
                                    with SECTION 15 below, and provided same is
                                    approved by Overlandlord in writing, to
                                    install or cause to be installed certain
                                    alterations relating to the Premises.

(t)  Brokers:                       For Sublandlord: BT Commercial
                                    For Subtenant: Staubach Company

(u)  Parking:                       78 unassigned parking spaces (based on 33
                                    parking spaces per 1,000 rentable square
                                    feet of the Premises).


         2. SUBLEASE GRANT

         2.1 By lease (hereinafter referred to as the "Overlease") described above, the Overlandlord leased to Sublandlord certain space (hereinafter called the "Leased Space") in the Building in accordance with the terms of the Overlease. A true and complete copy of the Overlease is annexed hereto as Exhibit A.

         2.2 In consideration of the obligation of Subtenant to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord, upon and subject to the provisions of this Sublease and the Overlease, the square feet of rentable area as set forth in SECTION 1.1(j) herein

(comprising a portion of the Leased Space) and as shown hatched on EXHIBIT A-1 annexed hereto and made a part hereof (hereinafter called the "Premises").

         3. SUBLEASE TERM

         3.1 Subject to the other provisions hereof, this Sublease shall continue in full force and effect for a primary term beginning on the Sublease Commencement Date and ending on the Sublease Expiration Date as defined above. Such term, as it may be extended or modified only by written agreement of the parties or pursuant to an express provision of this Sublease, is herein called the "Sublease Term". Notwithstanding the foregoing, Subtenant, its agents and contractors shall be permitted access, from time to time, to the Premises prior to the Sublease Commencement Date, after full execution and approval of the Sublease by Overlandlord and after presentation to Sublandlord of Subtenant's certificate of insurance, for the sole purpose of planning, constructing, installing and outfitting the Premises for Subtenant's use. Said early entry will be at no charge to Subtenant and Sublandlord will not interfere with the ability of Subtenant's general contractor to complete its work.

         4. RENT

         4.1 Subtenant, in consideration of this Sublease, agrees to pay to Sublandlord as rent ("Base Rent") the amounts set forth in SECTION 1.1(m) hereof. Base Rent is payable in advance and without demand, at Sublandlord's address specified in SECTION 1.1(a) above (or such other address as Sublandlord shall designate) in writing to Subtenant) by check in equal monthly installments, on the first day of each month during the Sublease Term, without any set-off, off-set, abatement or reduction whatsoever. Notwithstanding the foregoing, the Base Rent will not be payable until the sixth month of the Sublease Term. Subtenant's failure to receive an invoice from Sublandlord for the Base Rent shall not relieve Subtenant from its obligation of timely payment hereunder. The Prepaid Base Rent shall be paid upon Subtenant's execution of this Sublease. When the term of this Sublease commences in accordance with the provisions hereof, Sublandlord and Subtenant shall execute a declaration specifying the Sublease Commencement Date. Base Rent for any partial months during the Sublease Term shall be equitably prorated. Prepaid Base Rent shall constitute payment of the first full month's Base Rent due after the Sublease Commencement Date.

         4.2 As used in this Sublease, "Rent" shall mean the Base Rent, the Sublease Operating Expense reimbursements pursuant to SECTION 13, and all other monetary obligations provided for in this Sublease to be paid by Subtenant, all of which constitute rental in consideration for this Sublease.

         4.3 In the event the rent is not paid when due as aforesaid, interest shall accrue thereon at the lesser of 18% per annum or the maximum rate permitted by law. Any such interest payment shall be payable as additional rent under this Sublease and shall be payable promptly on demand.

         5. ASSIGNMENT OR UNDERLETTING

         5.1 Subtenant shall not (a) assign this Sublease, nor (b) permit this Sublease to be assigned by operation of law or otherwise, nor (c) underlet all or any portion of the Premises, nor (d) permit any desk space therein to be occupied by any person(s), without first obtaining:

                  (a) Overlandlord's consent and all other required consents to such assignment or subletting as set forth in and pursuant to the Overlease, and

                  (b) Sublandlord's consent.

                  Notwithstanding anything hereinbefore contained in SECTION 5.1 hereof, in the event Subtenant desires Sublandlord's consent to an assignment of this Sublease or an underletting of all of the Premises, Subtenant by notice in writing (a) shall notify Sublandlord of the name of the proposed assignee or undertenant, furnish such information as to the proposed assignee's or undertenant's financial responsibility and standing as Sublandlord may reasonably require, and advise Sublandlord of the covenants, agreements, terms, provisions and conditions contained in the proposed assignment or underlease and
(b) shall offer to vacate the Premises and to Surrender the same to Sublandlord as of a date (hereafter called the "Surrender Date") specified in said offer which shall be the last day of any calendar month during the term hereof, provided, however, that the Surrender Date shall not be earlier than the date occurring 120 days after the giving of such notice nor be later than the effective date of the proposed assignment or the commencement date of the term of the proposed underlease. Sublandlord may at its option accept such offer by notice to Subtenant given within fifteen (15) business days after the receipt of such notice from Subtenant. If the Premises be so surrendered by Subtenant (without subletting or assigning this Sublease for the Premises), then in that event this Sublease shall be canceled and terminated as of the agreed Surrender Date with the same force and effect as if the agreed Surrender Date were the date hereinbefore specified for the expiration of the full term of this Sublease.

         5.2 In the event Sublandlord does not accept such offer of Subtenant referred to in SECTION 5.1 hereof, Sublandlord covenants not to unreasonably withhold its consent to such proposed assignment or underletting by Subtenant of the Premises to the proposed assignee or undertenant on said covenants, agreements, terms, provisions and conditions set forth in notice to Sublandlord referred to in SECTION 5.1 hereof; provided, however, that Sublandlord shall not in any event be obligated to consent to any such proposed assignment or underletting unless:

                  (a) the proposed assignee or undertenant is of a financial standing and is engaged in a business and the Premises will be used in a manner which is in keeping with the then standards of the Building;

                  (b) the proposed assignee or undertenant is a reputable party;

                  (c) the assignment or underletting shall not have the effect (or give the utility company servicing the Building with electricity cause to claim) that Sublandlord may not service the Premises, or any part thereof, with electricity on a "rent inclusion" basis;

                  (d) Sublandlord shall have the right, upon five (5) days prior written notice to Subtenant, to require Subtenant thereafter to pay to Sublandlord a sum equal to fifty percent (50%) of:
                  (i) any rent or other consideration paid to Subtenant by any undertenant which is in excess of the fixed annual rent and additional rent then being paid by Subtenant to Sublandlord pursuant to the terms of this Sublease, and (ii) any other profit or gain realized by Subtenant from any such assignment or underletting in connection with any underletting, less Subtenant's reasonable and actual costs of subletting; all sums payable hereunder by Subtenant shall be paid to Sublandlord as additional rent immediately upon receipt thereof by Subtenant and, if requested by Sublandlord, Subtenant shall promptly enter into a written agreement with Sublandlord setting forth the amount of additional rent to be paid to Sublandlord pursuant to this Section;

                  (e) there shall be no default by Subtenant under any of the terms, covenants and conditions of this Sublease at the time that Sublandlord's consent to any such assignment or underletting is requested and on the effective date of the assignment or the proposed underlease;

                  (f) the proposed assignee or undertenant shall not be (i) a government or any subdivision or agency thereof, (ii) a school college, university or educational institution of any type, whether for profit or non-profit, (iii) a direct competitor of Sublandlord (iv) an employment or recruitment agency, or (v) a telephone solicitation business.

                  (g) Subtenant shall reimburse Sublandlord for any reasonable expenses that may be incurred by Sublandlord in connection with the proposed assignment or underlease, including without limitation the reasonable costs of making investigations as to the acceptability of a proposed assignee or undertenant and reasonable legal expenses incurred in connection with the granting of any requested consent to the assignment or underlease, such expenses not to exceed $1,000;

                  (h) such proposed underletting will result in there being no more than one occupant of the Premises including Subtenant.

         5.3 Notwithstanding anything herein to the contrary, and provided that Overlandlord has approved of such use, use of the Premises by contractors or consultants of Subtenant, in connection with Subtenant's business shall not constitute a subletting or assignment hereunder.

         6. TERMS OF THE OVERLEASE

         6.1 Except as herein otherwise expressly provided, including without limitation the provisions specifically set forth in SECTION 1.1(h), all of the terms, covenants, conditions and provisions in the Overlease are hereby incorporated in, and made a part of this Sublease, and such rights and obligations as are contained in the Overlease are hereby imposed, mutatis mutandis, upon the respective parties hereto; the Sublandlord herein being substituted for the Landlord in the Overlease, and the Subtenant herein being substituted for the Tenant named in the Overlease; provided, however, that Subtenant acknowledges that the services to be rendered to the Premises are to be rendered by Overlandlord, not Sublandlord. Sublandlord herein shall not be liable for any defaults by Overlandlord and, if Overlandlord is not the fee owner, the owner in fee of the land and the Building of which the Premises are a part. If the Overlease shall be terminated for any reason during the term hereof, other than due to Sublandlord's breach, then and in that event this Sublease shall thereupon automatically terminate and Sublandlord shall have no liability to Subtenant by reason thereof. Notwithstanding the foregoing, in the event of any breach of the Overlease by Overlandlord which would entitle the Tenant to a remedy or otherwise exercise its self-help right thereunder, Sublandlord shall either (a) exercise such remedy or self-help right on behalf of Subtenant at Subtenant's request, provided that Subtenant reimburses Sublandlord for any costs incurred thereby which are not recovered from the Overlandlord; or (b) permit Subtenant to exercise such self-help right or seek such remedy in Sublandlord's stead; provided Subtenant indemnifies and holds Sublandlord harmless from and against any claims resulting from such exercise. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Overlease.

         6.2 Subject to the terms and conditions of the Overlandlord's Consent, this Sublease is subject to, and Subtenant accepts this Sublease subject to, any amendments and supplements to the Overlease hereafter made between Overlandlord and Sublandlord, provided that any such amendment or supplement to the Overlease will not prevent or adversely affect the use by Subtenant of the Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or decrease its rights under the Sublease or in any other way materially adversely affect Subtenant.

         6.3 Subject to the terms and conditions of the Overlandlord's Consent, this Sublease is subject and subordinate to the Overlease and to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Premises are a part and all renewals, modifications, replacements and extensions of any of the foregoing. This SECTION
6.3 shall be self-operative and no further instrument of subordination shall be required. To confirm such subordination, Subtenant shall execute any certificate, reasonably acceptable in form and substance to Subtenant,, Sublandlord and Overlandlord that Sublandlord and Overlandlord may request.

         7. CONDITION OF PREMISES

         7.1 Subtenant has examined the Premises, is aware of the physical condition thereof, and agrees to take the same "as is," (except as otherwise expressly provided herein) with the understanding that there shall be no obligation on the part of Sublandlord to incur any out-of-pocket expense whatsoever in connection with the preparation of the Premises for Subtenant's occupancy thereof. Any work performed by Subtenant shall be in accordance with the terms of the Overlease and the Sublease including, but not limited to,
SECTION 15 herein.

         8. USE OF PREMISES

         8.1 Subtenant agrees that the Premises shall be occupied only in accordance with the terms of Paragraph 6 of the Overlease, as incorporated herein. Provided that same is permitted under the Overlease or otherwise consented to by Overlandlord, the Premises may be used for research and development activities associated with software development as well as training and support of Subtenant's own employees, all in connection with Subtenant's business. In no event will any such permitted use allow Subtenant to engage in any type of manufacturing or assembly activities at the Premises and the provisions relating to Hazardous Materials contained in Section 37 of the Overlease shall apply to Subtenant's use of the Premises.

         9. CONSENT OF OVERLANDLORD

         9.1 This Sublease is conditioned upon the consent hereto by Overlandlord, which consent shall be evidenced by Overlandlord's execution and delivery of the Overlandlord's Consent annexed hereto as Exhibit B or other form as Overlandlord, Sublandlord and Subtenant shall reasonably approve. Subtenant shall be solely responsible for any fees or charges imposed by the Overlandlord in connection with the obtaining of such consent and otherwise due and payable under the Overlease. Provided Overlandlord's Consent does not materially affect the terms of this Sublease, Subtenant shall promptly execute any documents reasonably requested by Overlandlord in order to obtain such consent.

         9.2 Sublandlord shall use commercially reasonable efforts to obtain the Overlandlord's Consent; provided however, Sublandlord makes no representation with respect to obtaining Overlandlord's approval of this Sublease. In the event that Overlandlord notifies Sublandlord that

Overlandlord will not give such approval, Sublandlord will promptly notify Subtenant of such refusal and thereafter Subtenant and Sublandlord shall discuss in good faith possible alternative approaches to obtaining Overlandlord's consent to this Sublease. Notwithstanding the foregoing and except to the extent caused by Subtenant delays including, but not limited to, the use of Subtenant's form of Overlandlord agreement as attached hereto, if the Overlandlord's Consent is not executed by Overlandlord on or before the date (the "Consent Date") that is twenty (20) business days after full execution of this Sublease, either Sublandlord or Subtenant may give the other a notice of intention to terminate this Sublease, and if the party to whom such notice is sent does not cause the Overlandlord's Consent to be executed within ten (10) days following the giving of such notice, then the other party may terminate this Sublease by written notice given within five (5) days following the expiration of said ten (10) day period. Upon such termination, neither party shall have any further obligation or liability hereunder.

         9.3 Except as otherwise specifically provided herein, wherever in this Sublease Subtenant is required to obtain Sublandlord's consent or approval, Subtenant understands that Sublandlord may be required to first obtain the consent or approval of Overlandlord. If Overlandlord should refuse such consent or approval, Sublandlord shall be released of any obligation to grant its consent or approval whether or not Overlandlord's refusal, in Subtenant's opinion, is arbitrary or unreasonable. Notwithstanding the foregoing, Sublandlord shall cooperate with Subtenant, at no cost to Sublandlord, in seeking to obtain Overlandlord's consent or approval, including without limitation, enforcing Sublandlord's rights under the Overlease on behalf of Subtenant.

         10. DEFAULT

         10.1 Without limiting the generality of SECTION 6.1, the terms and conditions of Paragraph 15 of the Overlease, as incorporated herein, shall apply to any default by Subtenant under this Sublease, any associated cure rights and remedies for such default.

         11. SUBLANDLORD REPRESENTATIONS/COVENANTS

         11.1 As of the date hereof, Sublandlord represents to the best of its knowledge without further investigation (a) that it is the holder of the interest of the Tenant under the Overlease, (b) that the Overlease is in full force and effect, (c) that it has not given nor received a notice of default under the Overlease, nor to its knowledge do any facts exist that would constitute a default under the Overlease by either Sublandlord or Overlandlord,
(d) that it has not transferred, assigned, granted a security interest in, pledged or otherwise hypothecated its interest in the Overlease to a third party, (e) that it is duly organized and validly existing under the laws of Delaware and has all requisite power and authority to enter into this Sublease.

         11.2 The continued validity of the representations set forth in SECTION
11.1 above (except subsection (a) to the extent Sublandlord assigns its interest as Tenant to a controlled entity or subsection (c) to the extent Sublandlord reasonably prosecutes to cure in accordance with the Overlease) as of the Sublease Commencement Date is an express condition to Subtenant's obligations under this Sublease. Failure of any such representation to be correct as of the Sublease Commencement Date shall permit Subtenant to terminate this Sublease. Sublandlord agrees that throughout the Sublease Term it will not be in default of the Overlease beyond any applicable cure period.

         12. BROKERS

         12.1 Subtenant and Sublandlord hereby covenant, represent and warrant to each other that neither party has had any dealings or communications with any broker or agent in connection with the consummation of this Sublease other than those parties named in SECTION 1.1(h) hereof, and Subtenant and Sublandlord hereby covenant and agree to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent other than such brokers with respect to this Sublease or the negotiation thereof.

         13. SUBLEASE OPERATING EXPENSES/TAXES

         13.1 As used in this Sublease, the term "Sublease Operating Expenses" shall mean the Operating Expenses and the Property Taxes payable by Sublandlord under the Overlease and all other reasonable out-of-pocket expenses paid by Sublandlord to Overlandlord in accordance with the provisions of the Overlease. Notwithstanding the foregoing, the provisions of 4F of the Overlease, including the exclusions listed therein, shall apply to the Sublease Operating Expenses.

         13.2 In addition to Base Rent, Subtenant shall pay to Sublandlord (if not collected by Overlandlord pursuant to the Amendment to the Overlease), as additional rent with respect to each calendar year of the Sublease Term subsequent to the Base Year as specified in SECTION 1.1(o), Tenant's Proportionate Share of the total dollar increase, if any, in the Sublease Operating Expenses paid or incurred by Sublandlord in such subsequent calendar year over the Sublease Operating Expenses incurred during the Base Year.

         13.3 The procedure for payment and reconciliation of Operating Expenses set forth in Paragraph 4(F) of the Overlease shall apply to the Sublease Operating Expenses, including without limitation, the delivery to Subtenant of a statement setting forth the actual Sublease Operating Expenses and Premises Expenses and the right of Subtenant to audit the bills and invoices underlying such statement.

         13.4 With respect to any utility expense portion of the Sublease Operating Expenses, to the extent such utility is not directly billed to Subtenant by the appropriate utility company, such utility expense shall be shared prorata between Sublandlord and Subtenant based on the rentable square footage of the Premises in relation to the rentable square footage of the Building. Notwithstanding the foregoing, Sublandlord may require Subtenant to (upon presentation to Subtenant of reasonable documentation of Subtenant's excess utility usage) or Subtenant may, at Subtenant's sole cost and expense, install or cause to be installed a separate utility meter or submeter to measure the utility in question (including a meter relating solely to HVAC usage) and thereafter the Sublease Operating Expenses shall not include charges for such separately metered or submetered utility. In addition, if any of the utilities in the Premises are so separately metered, Subtenant shall be entitled to a credit against Base Rent as a result of such utility being paid directly by Subtenant. Such credit shall be reasonably determined at such time by the parties hereto by using calculations of the utility costs from the 1001 Marina Village Parkway building, taking into consideration that the Building's common area charges will not be included as part of such credit.

         13.5. Subtenant shall pay to Sublandlord during the Sublease Term an annual fee of $250 for the costs of administration and management of this Sublease, which fee shall be due and payable within thirty (30) days of the commencement of each year of this Sublease.

         14. INTENTIONALLY DELETED

         15. ALTERATIONS

         15.1 Subtenant shall not make or suffer to be made any alteration, additions or improvements to the Premises or to any other portion of the Building ("Sublease Alterations") without first obtaining the prior written consent of Sublandlord which shall not be unreasonably withheld, conditioned or delayed. Subject to Sublandlord's review of Subtenant's final plans and specifications and receipt of Overlandlord's consent, Sublandlord acknowledges that it has agreed to allow Subtenant or its agents or contractors to construct, install or otherwise improve the Premises in accordance with the specifications set forth on Exhibit D annexed hereto. All Sublease Alterations, if any, shall be subject to and installed in accordance with the Sublease and the terms and conditions of Paragraph 13 of the Overlease, including, without limitation, Subtenant obtaining the approval of the Sublease Alterations by Overlandlord pursuant to the provisions of the Overlease, Subtenant applying for and obtaining all permits and approvals for the Sublease Alterations from all governmental authorities having jurisdiction over the construction or installation of the Sublease Alterations. Notwithstanding anything herein, Sublandlord shall have no obligation to contribute funds or otherwise be exposed to any expenses relating to or toward any Sublease Alterations or other items to be installed by Subtenant in the Premises. The parties hereto acknowledge that the five (5) month Base Rent abatement provided for under this Sublease serves as full and total compensation by Sublandlord for any Sublease Alterations made to the Premises by Subtenant.

         15.2 Although the construction work may be performed during normal business hours, Subtenant and its agents and contractors will not interfere with the quiet enjoyment of the Building by Sublandlord or Sublandlord"s use of the Leased Space. Sublandlord may impose reasonable rules and regulations in order to preserve its security and operational requirements. These regulations would include, but not be limited to, the following: (1) Subtenant to coordinate all work with Sublandlord and provide a schedule of work prior proceeding.; (2) all work which (a) impact main building systems or any systems shared by Sublandlord (i.e. electrical, mechanical, security, fire safety), or (b) may produce excessive noise, vibration or noxious fumes must be scheduled through Sublandlord and Sublandlord reserves the right to require that such work be performed after hours or at such times as Sublandlord may reasonably designate. Subtenant shall further provide Sublandlord, for its reasonable approval, a logistics plan identifying paths for deliveries, staging and contractor access. Any approvals required to be given by Sublandlord under this section shall not be unreasonably withheld, conditioned or delayed.

         16. SECURITY DEPOSIT

         16.1 As security for the faithful performance and observance by Subtenant of the terms, provisions, covenants and conditions of this Sublease, Subtenant is simultaneously herewith delivering to Sublandlord a check in the amount set forth in SECTION 1.1(q).

         16.2 In the event Subtenant defaults in respect of any of the terms, provisions, covenants and conditions of this Sublease, including, but not limited to, the payment of Base Rent and additional rent, Sublandlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Base Rent and additional rent or any other sum as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant's default in respect of any of the terms, provisions, covenants, and conditions of this Sublease, including, but not limited to, any damages or deficiency accrued before or after any re-entry by Sublandlord.

         16.3 In the event that Subtenant defaults in respect of any of the terms, provisions, covenants and conditions of the Sublease and Sublandlord utilizes all or any part of the security but does not terminate this Sublease as provided herein, Sublandlord may in addition to exercising its rights as provided in SECTION 16.2, retain the unapplied and unused balance of the principal amount of the security as security for the faithful performance and observance by Subtenant thereafter of the terms, provisions and conditions of this Sublease and may use, apply or retain the whole or any part of said balance to the extent required for payment of rent, additional rent, or any other sum as to which Subtenant is in default or for any sum which Sublandlord may expend or be required to expend by reason of Subtenant's default in respect of any of the terms, covenants, and conditions of this Sublease. In the event Sublandlord applies or retains any portion or all of the security delivered hereunder, Subtenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be no less than the security required by
SECTION 1.1(r).

         16.4 In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the security shall be returned to Subtenant (i) after the Sublease Expiration Date and within fifteen (15) business days after written request from Subtenant and after delivery of entire possession of the Premises to Sublandlord, or (ii) upon Sublandlord's receipt of an equivalent amount of security from an assignee or undertenant pursuant to an assignment or underletting permitted by Paragraph 25 of the Overlease. In the event of an assignment of the Overlease by Sublandlord, Sublandlord shall have the right to transfer any interest it may have in the security to the assignee and Sublandlord shall thereupon be released by Subtenant from all liability for the return of such security, provided such assignee expressly assumes any responsibilities of Sublandlord with respect to such security, and Subtenant thereafter agrees to look solely to the new sublandlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new sublandlord. Subtenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         17. QUIET ENJOYMENT

         17.1 So long as Subtenant pays all of the Base Rent and additional rent due under this Sublease and performs all of Subtenant's other obligations hereunder, Subtenant shall peacefully and quietly have, hold and enjoy the Premises subject, however, to the terms, provisions and obligations of this Sublease and the Overlease.

         18. INTENTIONALLY DELETED

         19. NO WAIVER

         19.1 The receipt by Sublandlord of rent with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach and no provision of this Sublease shall be deemed to have been waived by Sublandlord unless such waiver be in writing signed by Sublandlord. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Base Rent, additional rent or other charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance of such Base Rent, additional rent or other charge, or pursue any other remedy in this Sublease provided. No act or thing done by Sublandlord or Sublandlord's agents during the Sublease Term hereby demised shall be deemed an acceptance of a surrender of the Premises and no agreement to accept such surrender shall be valid unless in writing signed by Sublandlord. No employee of Sublandlord or agent of Sublandlord shall have any power to accept the keys of the Premises prior to the termination of the Sublease and the delivery of keys to any such agent or employee shall not operate as a termination of the Sublease or a surrender of the Premises.

         20. NOTICES

         20.1 Any notice, demand or communication which, under the terms of this Sublease or under any statute or municipal regulation must or may be given or made by the parties hereto, shall be in writing and given or made by mailing the same by registered or certified mail, return receipt requested or by a recognized overnight courier to the address and person designated in SECTION 1.1(a) and SECTION 1.1(c) herein.

         20.2 Either party, however, may designate such new or other address to which such notices, demands or communications thereafter shall be given, made or mailed by notice (given in the manner prescribed herein). Any such notice, demand or communication shall be deemed given or served, as the case may be, on the date actually received (or refused) by the party to be noticed. In the event Subtenant's address is not set forth above, notice to Subtenant shall be deemed sufficient if sent to the Premises.

         21. INTERPRETATION

         21.1 The parties acknowledge that each party and its respective counsel have reviewed this Sublease and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Sublease or any amendments or exhibits hereto.

         22. NON-SOLICITATION OF SUBLANDLORD'S EMPLOYEES

         22.1 Subtenant agrees that it will not, without the prior written consent of Sublandlord, solicit or hire any Sublandlord employee, or induce such employee to leave Sublandlord's employment, directly or indirectly, during the Sublease Term and for a period of twelve (12) months after expiration of the Sublease Term.

         23. NO SMOKING/NO LIQUOR

         23.1 Subtenant shall not permit smoking in or about the Premises or the Building (except in designated areas, if any, outside the Building) and shall notify its employees, visitors, agents and other occupants or invitees to the Premises of same, and shall, at its expense, provide appropriate signage within the Premises to advise of same.

         23.2 No alcoholic beverages of any kind or liquor of any kind shall be sold on the Premises.

         24 PARTIAL INVALIDITY

         24.1 If any provision of this Sublease or the application thereof to any person or circumstance shall, to any extent, be valid or unenforceable, the remainder of the Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and enforceable to the full extent permitted by law.

         25. EXPANSION OPTION

         25.1 Subtenant shall have a right of first offer to lease any additional space that Sublandlord intends to sublease in the Building. Prior to subleasing any additional space in the Leased Premises, Sublandlord shall provide written notice (the "Offer Notice") to Subtenant of Sublandlord's intention to sublease such space. The Offer Notice shall identify the space proposed to be sublet (the "Additional Space") and specify the time (the "Delivery Date") Sublandlord will deliver possession of the Additional Space as well as the rent and additional payments which would be payable for such Additional Space. Subtenant shall have the right to lease the Additional Space by giving Sublandlord written notice within seven (7) business days after receipt of the Offer Notice that Subtenant is exercising its right to lease the Additional Space. If Subtenant so exercises its right of first offer, this Sublease shall be deemed modified, as of the Delivery Date, to include the Additional Space. The lease of the Additional Space shall be upon the same terms and conditions set forth in this Sublease; provided however, the Base Rent for the Additional Space shall be at the amount set forth in the Offer Notice. The term of the lease for the Additional Space leased pursuant to this provision shall expire on the Sublease Expiration Date.

         25.2 This right is personal to the Subtenant named herein and is not transferable and may be revoked by Sublandlord in the event of repeated late payments by Subtenant or other repeated defaults of material provisions of the Sublease.

         26. SECURITY CARDS

         26.1 Subtenant's access to the Building will be controlled by Sublandlord's security system, which requires a security card to be displayed before entrance into the Building will be granted. Subtenant shall pay to Sublandlord the sum of $10.00 for each security card required for each employee of Subtenant who requires entrance into the Building. In the event that any security card is lost, misplaced or damaged, Subtenant will pay to Sublandlord $10.00 for a replacement of such security card. Notwithstanding the foregoing, Subtenant may, at Subtenant's sole cost and expense, install and maintain its own security system controlling access to the Premises; provided (a) that Subtenant gives Sublandlord and Overlandlord security cards or other items or information necessary to allow such parties to have access to the Premises for the purposes permitted under this Sublease and the Overlease; and (b) that such security system shall be solely on the Premises and shall not in any manner affect access to any other areas of the Building or the Leased Space.

         27. SIGNAGE

         27.1 Subtenant may, at its sole cost and expense, install "eyebrow" signage on the Building as well as a monument sign by the Building; provided that same are approved by all applicable municipal agencies, the Overlandlord, and Sublandlord (Sublandlord's consent not to be unreasonably withheld), and provided that same do not violate any covenants and restrictions running with the Property nor that said signage is provided to replace Sublandlord's sign(s). At the expiration of the Sublease, Subtenant shall be responsible for the removal of the signage and return of the Building facade to substantially its prior condition.

         27.2 This right is personal to the Subtenant named herein and is not transferable and may be revoked by Sublandlord in the event of repeated late payments by Subtenant or other repeated defaults of material provisions of the Sublease.

         28. MISCELLANEOUS

         28.1 Where applicable, Subtenant shall be responsible for all reasonable out-of-pocket additional costs incurred solely as a result of this Sublease, the issuance of security cards, keys and parking cards and similar items. The foregoing provision shall not apply to expenses described in SECTION 13 hereof.

         28.2 This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         28.3 This Sublease shall not be binding upon Sublandlord unless and until it is signed by Sublandlord and delivered to Subtenant. This SECTION 28.3 shall not be deemed to modify the provisions of SECTION 9 hereof.

         28.4 This Sublease constitutes and contains the entire agreement between the parties and supersedes all prior agreements, representations and understandings between the parties relating to the subject matter of this Sublease. No oral understandings, statements, promises or inducements contrary to the terms of this Sublease exist.

         28.5 This Sublease shall inure to the benefit of all of the parties hereto, their successors and (subject to the provisions hereof) their assigns.

         28.6 Subtenant agrees and acknowledges that Subtenant has been represented by counsel of Subtenant's own choosing in connection with the negotiation, preparation and execution of this Sublease Agreement.

         28.7 Sublandlord agrees and acknowledges that it has been represented by counsel of its own choosing in connection with the negotiations, preparation and execution of this Sublease Agreement.

         28.8 Sublandlord shall indemnify, defend, protect and hold each of Subtenant and its respective officers, partners, employees, agents, attorneys, successors and assigns harmless from and against any and all claims, liabilities, penalties, damages, losses, causes of action, costs and expenses (including, without limitation, attorneys' fees and costs) to the extent the foregoing arise from or are caused, directly or indirectly, by any act or omission of Sublandlord, its officers, partners, agents, servants, employees, contractors, invitees or transferees: (i) occurring in, on, or about the Leased Space or the Building; or (ii) which is a default under or breach of any of the provisions of this Sublease.

         28.9 Subtenant shall indemnify, defend, protect and hold each of Sublandlord and its respective officers, partners, employees, agents, attorneys, successors and assigns harmless from and against any and all claims, liabilities, penalties, damages, losses, causes of action, costs and expenses (including, without limitation, attorneys' fees and costs) to the extent the foregoing arise from or are caused, directly or indirectly, by any act or omission of Subtenant, its officers, partners, agents, servants, employees, contractors, invitees or transferees: (i) occurring in, on, or about the Premises or the Building; or (ii) which is a default under or breach of any of the provisions of this Sublease.

         28.10 In the event that Subtenant fails to vacate the Premises at the expiration of the Sublease Term in accordance with the terms of the Overlease, the provisions of Paragraph 22 of the Overlease shall apply, except that the reference to "one hundred twenty-five percent (125%)" therein shall be changed to "one hundred fifty percent (150%)" for the purposes of this Sublease.

         28.11 Subtenant agrees that it will begin to diligently pursue obtaining alternative office space beginning no later than six (6) months prior to the expiration of this Sublease and will use commercially reasonable efforts during the last six (6) months of the Sublease Term to ensure that it is able to vacate the Premises in a timely and proper manner. Subtenant shall, if requested by Sublandlord during the last six (6) months of the Sublease Term, present evidence of such efforts to Sublandlord.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals of the day and year first above written.

                                                     COMPUTER ASSOCIATES
                                                     INTERNATIONAL, INC.,
                                                        Sublandlord

                                                     By
                                                        -----------------------
                                                     Name:
                                                           --------------------

                                                     CYBERCASH, INC., Subtenant


                                                     By /s/ JAMES J. CONDON
                                                        -----------------------
                                                     Name: JAMES J. CONDON
                                                           --------------------